As filed with the Securities and Exchange Commission on June 21, 2007
Registration No. 333-13002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Imperial Chemical Industries PLC
(Exact Name of issuer as specified in its charter)

England		13-299-8099
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
20 Manchester Square London W1U 3AN England (Address of principal executive offices)

Retirement Savings Plan For Collectively Bargained Employees of the ICI Group (Full title of the Plan)

Thomas M. Hindmarch Law Department ICI Group Services Inc. 10 Finderne Avenue Bridgewater, New Jersey 08807

(Name and address of agent for service) Telephone number, including area code, of agent for service: 908-203-2862

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to the Form S-8 registration statement (File No. 333-13002) (the “Registration Statement”) filed with the Securities and Exchange Commission on December 21, 2000, Imperial Chemical Industries PLC (the “Company” or the “Registrant”) registered American Depositary Shares each representing four ordinary shares of £1 each of Imperial Chemical Industries PLC (the “Securities”) and to be offered pursuant to the Retirement Savings Plan for Collectively Bargained Employees of the ICI Group.

Pursuant to the undertaking by the Registrant contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement to deregister all of the Securities originally registered thereby which remain unsold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on the 21st day of June, 2007.

IMPERIAL CHEMICAL INDUSTRIES PLC
By:	/s/ A. M. Ransom
	Name:	A. M. Ransom
	Title:	General Counsel and Company Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter B. Ellwood
Peter B. Ellwood	Chairman	June 21, 2007

/s/ John D. G. McAdam
John D. G. McAdam	Chief Executive	June 21, 2007

/s/ Alan J. Brown
Alan J. Brown	Chief Financial Officer	June 21, 2007

/s/ David C. M. Hamill
David C. M. Hamill	Director	June 21, 2007

/s/ Rt. Hon. Lord Butler
Rt. Hon. Lord Butler	Senior Independent Director	June 21, 2007

/s/ Richard N. Haythornthwaite
Richard N. Haythornthwaite	Non-Executive Director	June 21, 2007

/s/ Nigel Cribb	Group Financial Controller
Nigel Cribb	(Principal Accounting Officer)	June 21, 2007

/s/ Steven M. Bradford	Authorized Representative in the United
Steven M. Bradford	States	June 21, 2007